Exhibit 12.1

Nelson Mullins Riley & Scarborough LLP

150 Fourth Avenue, North, Suite 1100

Nashville, TN 37219

(615) 664-5300

September 21, 2021

Collectable Sports Assets, LLC

c/o Jarod Winters

333 Westchester Avenue

Suite W2100

White Plains, NY 10604

Re: Post Effective Amendments No. 14 and No. 15 to Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as special counsel to Collectable Sports Assets, LLC, a Delaware series limited liability company (the “Company”) in connection with the filing of Amendment No.14 and Amendment No. 15 (collectively, the "Amendments") to the Offering Statement on Form 1-A (the “Offering Statement”) pursuant to 17 CFR Part 230.251 et. seq. (“Regulation A”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Offering Statement, as amended by the Amendments now includes offerings of 237 series (each a “Series”), a series designation (each referred to in this opinion letter as a “Series Designation”, and collectively, as the “Series Designations”) for each of which is attached to the Amended and Restated Limited Liability Company Agreement of the Company dated as of July 7, 2020, as amended (as amended to date, the “Operating Agreement”) (or to an amendment to the Operating Agreement).

The Amendments relate to the proposed issuance and sale by the Company (the “Offering”) of fifty-two additional series of the Company’s Interests (as defined in the Operating Agreement) (designated as the “Additional Series Interests” on Schedule A to this opinion letter) and amendments to the terms of seven of the previously qualified offerings (designated as the “Amended Series Interests” on Schedule A to this opinion letter), all as further described in the Amendments.

We assume that the Amended Series Interests and the Additional Series Interests will be sold as described in the Offering Statement and Amendments and pursuant to a Subscription Agreement, substantially in the form filed as an exhibit to the Offering Statement, to be entered into by and between the Company and each of the purchasers of the Series (each referred to in this opinion as a “Subscription Agreement”, and, collectively, the “Subscription Agreements”).

In connection with the Offering, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Formation of the Company, (ii) the Operating Agreement and amendments and exhibits thereto, (iii) the Series Designations, (iv) corporate proceedings, including the resolutions of the managing member of the Company, with respect to the Offering, and (v) such other documents, instruments and records as we have deemed necessary to enable us to render the opinions contained in this opinion letter.  We have also relied upon, when and where appropriate, certificates and other assurances of representatives of the manager of the Company and others as to certain factual matters without having independently verified such factual matters.  We have also reviewed the Offering Statement, the Amendments and the form of Subscription Agreement as filed with the Commission. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents, the completeness of all records and other information made available to us by the Company on which we have relied, the genuineness of all signatures, the legal capacity of all signatories who are natural persons and the due execution and delivery of all documents.

Collectable Sports Assets, LLC

September 21, 2021

We have assumed that (i) the factual statements of the Company contained in the Offering Statement and Amendments are true and correct, (ii) the Offering Statement, as amended by the Amendments will be and remain qualified under the Securities Act, and (iii) the Company will receive the required consideration for the issuance of such Amended Series Interests and Additional Series Interests at or prior to the issuance thereof. We have relied upon certificates of, and information received from, the Company and/or representatives of the Company when relevant facts were not otherwise independently established. We also have relied on information obtained from public officials and other sources believed by us to be reliable as to other questions of fact. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company, representatives of the Company and/or public officials and do not opine as to the accuracy of such factual matters.

Members of our firm involved in the preparation of this opinion are licensed to practice law in the States of Tennessee and Florida and we do not purport to be experts on, or to express any opinion in this opinion letter concerning, the laws of any jurisdiction other than the laws of the State of Tennessee, the federal law of the United States, and the Delaware Limited Liability Company Act.  We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in law that may hereafter occur.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.  We are opining only as to the matters expressly set forth in this opinion letter and we express no opinion as to any matter not expressly opined on in this opinion letter.

Based upon and subject to the foregoing, and the other qualifications and limitations contained in this opinion letter, we are of the opinion that:

(1)	The Additional Series Interests and the Amended Series Interests have been authorized by all necessary limited liability company action of the Company.

(2)	When the Offering Statement, as amended by the Amendments, is qualified under the Securities Act and the Additional Series Interests and the Amended Series Interests are issued and sold in accordance with the terms set forth in the Operating Agreement, the respective Series Designations and respective Subscription Agreements and the Company has received payment or other consideration therefor in the manner contemplated in the Offering Statement, as amended by the Amendments, (a) the Additional Series Interests and the Amended Series Interests will be legally issued, and (b) purchasers of the Additional Series Interests and the Amended Series Interests: (i) have no obligation to make payments to the Company (other than their purchase price for the Additional Series Interests and the Amended Series Interests), or contributions to the Company, solely by reason of their ownership of the Additional Series Interests and the Amended Series Interests or their status as members of the Company, and (ii) will have no personal liability for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being members of the Company.

Collectable Sports Assets, LLC

September 21, 2021

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to Amendment No. 15. In giving such consent, we do not admit that any member of this firm is an “expert” within the meaning of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Nelson, Mullins, Riley & Scarborough LLP

Nelson Mullins Riley & Scarborough LLP

Schedule A to

Opinion of Nelson Mullins Riley & Scarborough

Dated September 21, 2021

Relating to Collectable Sports Assets, LLC

(Page 1 of 2)

“Additional Series Interests”:

SERIES #OSCARROBERTSONCINCINNATIROYALSJERSEY

SERIES #MIKETROUT2017JERSEY

SERIES #SHAQROOKIEWARMUPJACKET

SERIES #LEBRONLAKERSCAVSEMPLOYEEGAME

SERIES #REGGIEMILLER1STASGJERSEY

SERIES #KEVINGARNETTFINALCAREERJERSEY

SERIES #GIANNISMVPSEASONPLAYOFFJERSEY

SERIES #KOBEBRYANTFINALMSGGAME

SERIES #LARRYBIRD3POINTCONTESTSHIRT

SERIES #YAOMINGJERSEY

SERIES #KOBEBRYANT81POINTGAMESHIRT

SERIES #LEBRONROOKIESHOES

SERIES #KOBEBRYANT50POINTSTREAK

SERIES #JETERYANKEEPINSTRIPESJERSEY2006

SERIES #1952MAYSBERKROSSPSA9

SERIES #1952MANTLEBERKROSSPSA8

SERIES #1954BOWMANMAYSPSA9

SERIES #MAYS1969TOPPSPSA10

SERIES #BANKS68&69TOPPSPSA10BASKET

SERIES #NOLANRYAN1968MILTONBRADLEYPSA9

SERIES #LEBRON2017ECFCAVSJERSEY

SERIES #TRAEYOUNGSNEAKERS43PTGAME

SERIES #KOBEFINALGAMEVSTORONTOSNEAKERS

SERIES #KOBEFINALSEASONSNEAKERSVSDENVER

SERIES #KOBEBLACKHISTORYMONTHFINALSEASONSHOES

SERIES #LEBRONMIAMIECF2013JERSEY

SERIES #JAMESHARDENNIPSEYHUSTLESNEAKERS

SERIES #ANTHONYDAVISLAKERSKOBEBRYANTPATCHJERSEY

SERIES #DONOVANMITCHELLSNEAKERS16GAMES2018-19

SERIES #GIANNISFIRSTMVPSEASONSHOES

SERIES #TRAEYOUNGSUMMERLEAGUEJERSEY

SERIES #JORDAN98PLAYOFFBULLSSIGNEDJERSEY

SERIES #DEVINBOOKERBELEGENDARYSNEAKERS

SERIES #LUKADONCIC2021PLAYOFFSSNEAKERS

SERIES #1959TOPPSBASEBALLSET

SERIES #WARRENSPAHN1948LEAFPSA9

SERIES #ROYCAMPANELLA1949BOWMANPSA9

SERIES #OTTOGRAHAM1950BOWMANPSA9

SERIES #ALKALINE1954TOPPSPSA9

SERIES #HARMONKILLEBREW1955TOPPSPSA9

SERIES #SANDYKOUFAX1956TOPPSGRAYBACKPSA9

SERIES #TROUT09BOWMANREDREFRACTORBGS9.5

SERIES #VLADJR16BOWMANREDREFRACTORBGS9.5

SERIES #AARONJUDGESUPERFRACTORBGS9.5

SERIES #CYYOUNG1910E98REDPSA10

SERIES #JACKIEROBINSON1950BOWMANPSA9

SERIES #BABERUTH1917COLLINSMCCARTHYSGC2

SERIES #SATCHELPAIGE1949BOWMANSGC8

SERIES #LAMARJACKSONNTMIDNIGHTRPAPSA10

SERIES #LEBRONJAMESBLOCKSERIES1TOPSHOT

SERIES #RUTH1918LOUISVILLESLUGGERSIGNEDLETTER

SERIES #BOBBYORRBRUINSJERSEY

Schedule A to

Opinion of Nelson Mullins Riley & Scarborough

Dated September 21, 2021

Relating to Collectable Sports Assets, LLC

(Page 2 of 2)

“Amended Series Interests”: SERIES #ShaqRCPSA10Basket

SERIES #Gretzky1979Topps9

SERIES #ErlingHaalandPSA10Basket

SERIES #UNITASPSA8

SERIES #TrevorLawrenceLeafBasket

SERIES #JACKIELEAF3.5

SERIES #MAYWEATHERRCPSA10